UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2011

MOMENTIVE SPECIALTY CHEMICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On January 31, 2011, Momentive Specialty Chemicals Inc. (the "Company") completed the sale (the "Transaction") of its Inks and Adhesive resins ("IAR") business pursuant to the terms of a Purchase Agreement (the "Purchase Agreement") with Harima Chemicals, Inc. (“Buyer”) dated November 30, 2010. The IAR business includes 11 manufacturing facilities in Europe, South America, the United States and the Asia-Pacific region. The employment relationships with the employees at these facilities, the IAR management team and the other employees affiliated with IAR have been transferred to the Buyer in connection with the Transaction. Neither the Company nor any of its officers and directors, or associates of such persons, have any relationship with the Buyer.
The Company received cash consideration for the IAR business in the amount of $120 million and net cash flows of approximately $18 million relating to cash and working capital that transferred to the Buyer as part of the Purchase Agreement, net of indebtedness and pension plan liability transferred to the Buyer. A subsequent adjustment to the purchase price may be made based upon the final settlement as defined by the Purchase Agreement.
In conjunction with the sales, pursuant to a Transitional Services Agreement, the Company will provide certain transitional services to the Buyer for a period of six months to one year. The purpose of these services is to provide short-term assistance to the Buyer in assuming the operations of the IAR business. These services do not confer to the Company the ability to influence the operating or financial policies of the IAR business under its new ownership. The Company’s cash inflows and outflows from these services are not expected to be material during the transition period.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of the Purchase Agreement is furnished as Exhibit 2.01 to this current report.

Item 9.01     Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Attached as Exhibit 99.1 hereto are an unaudited pro forma balance sheet as of September 30, 2010 and unaudited pro forma income statements for the fiscal years ended December 31, 2009, 2008 and 2007 and the nine months ended September 30, 2010 that reflect the sale of the IAR business and the treatment of the IAR business as a discontinued operation.

(d)    Exhibits.

Exhibit 2.01    Purchase and Sale Agreement, dated November 30, 2010, by and between Momentive Specialty Chemicals Inc. and Harima Chemicals, Inc.

Exhibit 99.1    Unaudited pro forma financial statements.

Exhibit 99.2     News Release, dated February 1, 2011, entitled, "Momentive Specialty Chemicals Inc. Completes Sale Of Ink & Adhesive Resins Business to Harima Chemicals, Inc."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date:	February 4, 2011	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.01	Purchase and Sale Agreement, dated November 30, 2010, by and between Momentive Specialty Chemicals Inc. and Harima Chemicals, Inc.
99.1	Unaudited pro forma financial statements.
99.2	News Release, dated February 1, 2011, entitled, "Momentive Specialty Chemicals Inc. Completes Sale Of Ink & Adhesive Resins Business to Harima Chemicals, Inc."